UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2024

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 350

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Based upon preliminary estimates and information available to IDEAYA Biosciences, Inc. (the “Company”) as of July 9, 2024, the Company expects to report that the Company had approximately $952.7 million in cash, cash equivalents and marketable securities as of June 30, 2024. The Company has not yet completed its quarter-end financial close processes for the quarter ended June 30, 2024. The review of the Company’s financial statements for the quarter ended June 30, 2024 is ongoing and could result in changes to this amount. This estimate of the Company’s cash, cash equivalents and marketable securities as of June 30, 2024 is preliminary, has not been audited, does not present all information necessary for an understanding of the Company’s financial condition as of June 30, 2024 and is subject to change upon completion of the Company’s financial statement closing procedures. The preliminary financial data included in this Current Report on Form 8-K has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. Additional information and disclosure would be required for a more complete understanding of the Company’s financial position and results of operations as of June 30, 2024.

The information furnished under this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

In January 2024, following approval by the Company’s board of directors, the Company entered into an “at-the-market” program and sales agreement (the “ATM facility”) with Jefferies LLC, under which it may, from time to time, offer and sell common stock having an aggregate offering value of up to $350.0 million, referred to as its “at-the-market” offering. The Company has sold an aggregate of 922,000 shares of its common stock at a weighted average sales price of approximately $40.40 per share through its “at-the-market” offerings between April 1, 2024 and July 5, 2024. As of July 5, 2024, the Company had approximately $182.1 million of common stock remaining available for sale under the ATM facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: July 9, 2024	By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer